                                                                 EXHIBIT (d)(2)


                  MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED
                   SHARE(S) OF BENEFICIAL INTEREST, SERIES TH

                                  NO PAR VALUE
                    $25,000 Liquidation Preference per Share

Number
     1


THIS CERTIFICATE IS TRANSFERABLE                               CUSIP 195598 20 6
IN BOSTON OR IN NEW YORK CITY                               SEE REVERSE SIDE FOR
                                                             CERTAIN DEFINITIONS

                   COLONIAL CALIFORNIA INSURED MUNICIPAL FUND
                               SHARE CERTIFICATE


         This certifies that Cede & Co. is the owner of *Nine Hundred Seventy-Eight*(978) fully paid and non-assessable Municipal Auction Rate Cumulative Preferred Shares of Beneficial Interest, Series TH, No Par Value, $25,000 Liquidation Preference Per Share, of Colonial California Insured Municipal Fund, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of August 10, 1999, establishing Colonial California Insured Municipal Fund, and all amendments thereto, copies of which are on file with the Secretary of The Commonwealth of Massachusetts, and to the terms and provisions of the Amended and Restated By-Laws of Colonial California Insured Municipal Fund, copies of which are on file with the Secretary of the Fund. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the seal of the Fund and the signatures of its duly authorized officers.

Dated:
Countersigned and Registered:
    Bankers Trust Company
    (New York, New York)
    Transfer Agent and Registrar

BY:


_________________________    ____________________    ___________________
  Authorized Signature           Treasurer                President

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     Unless this certificate is presented by an authorized representative of The
Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


EXPLANATION OF ABBREVIATIONS

         The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Abbreviation          Equivalent                                      Abbreviation              Equivalent
------------          ----------                                      ------------              ----------
JT TEN                As joint tenants, with rights of survivorship   TEN IN COM                As tenants in common
                      and not as tenants in common                    TEN BY ENT                As tenants by the entireties
                                                                      UNIF TRANSFERS MIN ACT    Uniform Transfers to Minors Act

Abbreviation          Equivalent                                      Abbreviation              Equivalent
------------          ----------                                      ------------              ----------
ADM                   Administrator(s)                                FDN                       Foundation
                      Administratrix                                  PL                        Public Law
AGMT                  Agreement                                       TR                        (As) trustee(s) for, of
CUST                  Custodian for                                   UA                        Under Agreement
EST                   Estate, Of estate of                            UW                        Under will of, Of will of,
EX                    Executor(s), Executrix                                                    Under last will & testament
FBO                   For the benefit of

     Additional abbreviations may also be used though not in the above list.

                                  TRANSFER FORM

For value received, ____________________ hereby sell, assign and transfer unto:
                          (I/We)
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
_____________________  ________________________________________________________
                             Please Print or Typewrite Name and Address
                               (including postal Zip Code of Assignee)

_______________________________________________________________________________

_______________________________________________________________________________


________________________ shares represented by this Certificate, and do hereby irrevocably constitute and appoint ____________________________________________
Attorney, to transfer such beneficial interest on the books of the Fund named therein with full power of substitution in the premises.

Dated _________________, _____

                                         Signature(s)__________________________

This certificate is issued subject to the provisions restricting transfers of the Municipal Auction Rate Cumulative Preferred Shares of Beneficial Interest, Series TH, contained in the Amended and Restated By-Laws of Colonial California Insured Municipal Fund.



Signature Guaranteed By            Signature(s)________________________________
                                               as written upon the face of this
                                               Certificate in every particular,
                                               without alteration or enlargement
                                               or any change whatsoever. If more
                                               than one owner, all must sign.)

________________________________
(Signature must be guaranteed by
a commercial bank or trust company
or member firm of any national
stock exchange.)

                                IMPORTANT NOTICE

         When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

         Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.